UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment No. 6 to Waiver and Forbearance Agreement

On March 20, 2014, the Company announced that it had entered into the Waiver and Forbearance Agreement (as amended or modified from time to time, the “Waiver”) with lenders (the “Lenders”) constituting “Majority Lenders” under the Fourth Amended and Restated Credit Facility, dated as of June 20, 2012, by and among the Company, the Royal Bank of Scotland plc, and the lenders party thereto (the “Credit Agreement”).

Under the terms of the Waiver, the Lenders agreed to waive until June 30, 2014 (the “Outside Termination Date”) certain potential events of default, subject to the Company’s compliance with the terms, conditions and milestones as set forth in the Waiver. On June 27, 2014, the Company and the Lenders entered into Amendment No. 6 to the Waiver (the “Amendment”) to facilitate continued discussions between the Company and its Lenders. Pursuant to the Amendment, (a) the milestone requiring the Company and the Majority Lenders to (i) agree on terms of a restructuring of the obligations outstanding under the Credit Agreement (a “Restructuring”) and (ii) execute a binding restructuring support agreement or similar agreement documenting such agreed-upon terms, has been extended from June 27, 2014 to July 15, 2014 and (b) the Outside Termination Date restriction has been eliminated.

In addition, the Company will not make the scheduled June 30, 2014 interest payment under the Credit Agreement.  In furtherance of ongoing restructuring discussions, the Lenders have agreed to forbear from exercising any rights or remedies with respect to this otherwise due interest payment until the termination of the forbearance period afforded by the Waiver. Interest will continue to accrue on the unpaid interest payment during the period of forbearance at the penalty rate specified in the Credit Agreement.

The Waiver remains in effect on substantially the same terms and conditions, with certain modifications as set forth in the Amendment. There can be no assurance that the Company will be able to comply with the terms, conditions and milestones set forth in the Waiver, particularly those that are outside of the Company’s exclusive control.

The Company continues to have discussions with representatives of the Lenders pursuant to the Waiver. Although there can be no assurance that the Company will be able to reach an agreement with the Lenders regarding the terms of a Restructuring, it is expected that any Restructuring transaction would be substantially dilutive to the Company’s current shareholders. Additional discussion regarding the impact of a failure to reach a consensual resolution with the Lenders can be found in the Company’s (i) Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014, in particular, discussion under the heading “Risk Factors – Company Specific Risk Factors”, and (ii) Form 10-Q for the quarter ended March 31, 2014 and filed with the Securities and Exchange Commission on May 15, 2014.

A copy of the Amendment is attached hereto as Exhibit 10.1.

A copy of the Waiver is attached as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. A copy of Amendment No. 1 to the Waiver is attached as Exhibit 10.1 to the Company’s Form 8-K filed on April 15, 2014. A copy of Amendment No. 2 to the Waiver is attached as Exhibit 10.1 to the Company’s Form 8-K filed on May 1, 2014. A copy of Amendment No. 3 to the Waiver is attached as Exhibit 10.1 to the Company’s Form 8-K filed on May 15, 2014. A copy of Amendment No. 4 to the Waiver is attached as Exhibit 10.1 to the Company’s Form 8-K filed on June 2, 2014. A copy of Amendment No. 5 to the Waiver is attached as Exhibit 10.1 to the Company’s Form 8-K filed on June 5, 2014.

ITEM 8.01      OTHER EVENTS.

The Company will not make the scheduled June 30, 2014 interest payment under the Credit Agreement.  In furtherance of ongoing restructuring discussions, the Lenders have agreed to forbear from exercising any rights or remedies with respect to this otherwise due interest payment until the termination of the forbearance period afforded by the Waiver. Interest will continue to accrue on the unpaid interest payment during the period of forbearance at the penalty rate specified in the Credit Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 6 to Waiver and Forbearance Agreement entered into between Eagle Bulk Shipping Inc. and certain lenders under its Fourth Amended and Restated Credit Agreement, dated June 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: June 27, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer